Exhibit 3.2

Delaware

The First State

I, JEFFREY W. BULLOCK, SECRETARY OF STATE OF THE STATE OF DELAWARE, DO HEREBY CERTIFY THE ATTACHED IS A TRUE AND CORRECT COPY OF THE CERTIFICATE OF AMENDMENT OF “BIOPHARMX CORPORATION”, CHANGING ITS NAME FROM “BIOPHARMX CORPORATION” TO “TIMBER PHARMACEUTICALS, INC.”, FILED IN THIS OFFICE ON THE EIGHTEENTH DAY OF MAY, A.D. 2020, AT 4:30 O’CLOCK P.M.

5522198 8100 SR# 20204098854	Authentication: 202949966 Date: 05-18-20
You may verify this certificate online at corp.delaware.gov/authver.shtml

State of Delaware
Secretary of State
Division of Corporations
Delivered 04:28 PM 05/18/2020
FILED 04:30 PM 05/18/2020
SR 20204098854 - File Number 5522198

CERTIFICATE OF AMENDMENT TO

CERTIFICATE OF INCORPORATION OF

BIOPHARMX CORPORATION

BioPharmX Corporation, a corporation organized under the General Corporation Law of the State of Delaware (the “Corporation”), does hereby certify:

FIRST: The name of the corporation is BioPharmX Corporation. The Corporation’s original Certificate of Incorporation was filed with the Secretary of State of Delaware on April 24, 2014.

SECOND: This Certificate of Amendment to the Certificate of Incorporation (the “Certificate of Amendment”) amends the Corporation’s Certificate of Incorporation filed with the Secretary of State of the State of Delaware on April 24, 2014 (the “Prior Certificate”), as previously amended, and has been duly adopted by the Corporation’s Board of Directors and stockholders in accordance with the provisions of Section 242 of the DGCL.

RESOLVED, that, effective upon the filing of this Certificate of Amendment (the “Effective Time”), the Certificate of Incorporation as presently in effect be, and the same hereby is, amended to amend Article FIRST in its entirety as follows:

The name of the Corporation is Timber Pharmaceuticals, Inc. (the “Corporation”)

The Certificate of Amendment to the Prior Certificate so adopted reads in full as set forth above and is hereby incorporated by reference All other provisions of the Prior Certificate remain in full force and effect.

IN WITNESS WHEREOF, the Corporation has caused this Certificate of Amendment to be signed by its duly authorized officer as of this 15th day of May, 2020.

By:	/s/ Steven M. Bosacki
Name:	Steven M. Bosacki
Title:	CEO

TIMBER PHARMACEUTICALS LLC

50 Tice Boulevard, Suite A26
Woodcliff Lake, NJ 07677

May 18, 2020

To the Office of the Secretary of State of the State of Delaware:

Timber Pharmaceuticals LLC, a Delaware limited liability company, hereby authorizes and consents to Timber Pharmaceuticals, Inc., a Delaware corporation, being formed in the State of Delaware, and/or using its name and/or a similar name in the State of Delaware.

Timber Pharmaceuticals LLC

By:	/s/ John Koconis
Name: John Koconis
Title: Chief Executive Officer